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INSPIRING INNOVATION 2014 ANNUAL REPORT

The trademarks SHEETROCK, DUROCK, FIBEROCK, LEVELROCK, FIRECODE, the USG logo, IT’S YOUR WORLD. BUILD IT., and related marks are trademarks of USG Corporation or its affiliates. MONOPOLY is a trademark of Hasbro, Inc. © 2015 USG Corporation and/or its affiliates. All rights reserved.

TABLE OF CONTENTS 2–3 LETTER FROM THE CHAIRMAN 4–5 USG CORPORATE INNOVATION CENTER 6–7 INNOVATING CUSTOMER EXPERIENCE 8–9 INNOVATING PRODUCT SOLUTIONS 10–11 CELEBRATING USG BORAL 12–13 INNOVATING SAFETY 14–15 INVESTING IN OUR PEOPLE 16–17 RECOGNIZING GREAT WORK 18–19 BUILDING STRONG COMMUNITIES 20 REVITALIZING OUR BRAND 21 SUPPORTING OUR TEAMS 22–23 INNOVATING EMPLOYEE RELATIONS 24–25 WOMEN IN MANUFACTURING 26–27 DIRECTORS AND EXECUTIVE OFFICERS/ SHAREHOLDER INFORMATION 28 IT’S YOUR WORLD. BUILD IT.™

CONTINUED SUCCESS 2014 Year in Review DEAR FELLOW SHAREHOLDERS: I am pleased to report that 2014 was a year of significant accomplishments for our company. Despite modest economic growth in our markets, we made great progress executing Our Plan to Win – Strengthening Our Core Business, Diversifying Our Earnings and Differentiating Our Products and Services Through Innovation. Our sales increased 4% to $3.7 billion, with our fourth quarter wallboard shipping volumes the strongest they have been since the third quarter of 2008. Our net earnings were $37 million, and adjusted net income (removing the effect of certain gains and losses such as impairments and settlement charges) more than doubled from 2013, with our USG Boral joint venture contributing to this performance. I am particularly proud that USG, a leader in industrial safety for more than a century, achieved an all-time record safety performance. L&W Supply had its best-ever performance, our mines and quarries operated without a single lost workday injury, and the Galena Park, Texas plant set a gypsum industry record: 9 million safe work hours since its last lost workday injury. For more than 110 years, USG has built a portfolio of innovative products backed by superior customer service. Innovation is at the heart of everything we do – how we develop new products and systems, how we manufacture and deliver them, how we serve our customers and how we invest in our employees and our communities. This annual report highlights some great examples of innovation across our business. Innovation begins at our Corporate Innovation Center with a team of scientists and engineers who are focused on creating purposeful innovations in building materials to help our customers work smarter and faster to build the places where we live, work and play. Our customers validated our efforts to provide excellent service. USG was named “Vendor of the Year” in the U.S. by True Value, The Drake Group, LLC and Do it Best, and in Canada by The Home Depot. L&W Supply was named “Partner of Choice” in the U.S. by David Weekly Homes and BakerTriangle. We continued the rollout of our new brand, leveraging our Olympic sponsorship to generate excitement inside and outside the company. We launched new product packaging based on feedback from our customers. In 2014, we entered into a joint venture with Boral Limited to form USG Boral Building Products, creating a marketleading company in Asia, Australasia and the Middle East with 25 plasterboard manufacturing lines in 12 countries. USG Boral launched the next generation of plasterboard, based on UltraLight technology, in major markets in Asia and Australia. This business provides us with a significant presence in some of the largest and fastest-growing construction markets in the world. USG is a leaner, more agile company today. We are repositioning the company for success and we made significant progress shedding noncore assets like idled facilities. We increased the use of Lean Six Sigma to drive efficiency and effectiveness across our business, and we completed 225 efficiency projects throughout the year resulting in new ways to work together and serve our customers better. Together, with other cost savings initiatives, these efforts helped offset millions of dollars of inflation. 2 / USG 2014 Annual Report

During the year we also took some important steps toward de-levering our balance sheet and optimizing our capital structure. In March, we called the remaining $75 million of our convertible notes, saving approximately $8 million in interest per year. In August, we paid off our $59 million bullet loan with cash from the balance sheet, reducing interest by an additional $6 million per year. And in October, we renegotiated our asset-based revolving credit facility to a new five-year deal, generating at least $2 million per year in savings. We are committed to making USG a great place to work for great employees – and being recognized as such is a source of pride for us. Our Detroit, Alabaster and Otsego locations were named “Best Places to Work” in Michigan. Our Canadian Gypsum Company (CGC) business was featured in the media as a “Fast Track” company excelling in employee engagement. I am proud of all that we accomplished this year, and while we have achieved a great deal, we are never satisfied. We are constantly challenging ourselves to find new and better ways to serve our customers and to drive continuous improvement in every aspect of our business. Our new tagline – It’s Your World. Build It.™ exemplifies our commitment to our customers and our confidence in our bright future. Thank you for your continued support. Sincerely, James S. Metcalf Chairman of the Board, President and Chief Executive Officer

At USG, innovation is in our DNA. It is who we are and how we do business. You’ll see our innovative approaches come to life in the stories throughout this report. From SHEETROCK® Brand Gypsum Panels in the early 1900s, Fire Resistant (Type X) Gypsum Panels in the 1940s, Lightweight Metal Framing and Shaft Wall Systems in the 1960s, USG DUROCK® and FIBEROCK® Brand Panels in the 1980–90s to the USG SHEETROCK® Brand UltraLight Gypsum Panels of today, we have been leaders in moving the residential and commercial construction industry forward, and in delivering groundbreaking products to our customers to make them successful. Differentiating through innovation, one of our pillars of Our Plan to Win, is how we stand out in the marketplace and do things better, smarter and faster for our customers. That’s why we have a strong team of scientists and researchers dedicated to developing innovative products, formulations and technology at our Corporate Innovation Center (CIC) in Libertyville, Ill. It’s there that our teams work to anticipate our customers’ needs and develop new products and systems to exceed their expectations. The CIC campus is a state-of-the-art facility with laboratories for research, testing and materials analysis and pilot operations for our high-performance building products and system technologies. At the core of the CIC are forward-thinking professionals from the fields of material science, chemical, mechanical and civil engineering, physical, inorganic and analytical chemistry and architecture. Our professionals are leaders in their respective fields and help set the standard for industry innovation at USG. At our CIC, we have over 1,500 years of combined experience; we hold more than 1,800 patents worldwide and over half of our team holds advanced degrees in their fields. We are committed to providing innovative, sustainable products for our customers and we challenge ourselves as good corporate citizens to find ways to live more sustainably and responsibly at work and in our communities. “I’m very proud to work for USG, and to be part of developing the products and technologies that will define the future of the construction industry,” said Dr. Srinivas Veeramasuneni, Vice President, Corporate Innovation Center. “We have an elite team, with diversity in background and experience, that strives for continuous improvement and new ways to exceed our customers’ expectations.” Our CIC plays a key role in another one of our core values, safety. The safety of our employees and our customers is our top priority, and our CIC is instrumental in ensuring all of our products are safe well before they go to market. Our experts use unique fire, acoustical, structural and environmental testing capabilities to evaluate products & systems, perform chemical analysis & material characterization, and assess safety & quality. “In our industry, ingenuity and sustainability are keys to success,” said Dominic Dannessa, Senior Vice President and Chief Technology Officer. “We push the boundaries of product and system performance, and we identify weak links in construction projects and make them stronger for our customers.” We’re passionate about the building environment, and that’s why we stay one step ahead, push our industry in new directions and find new ways to evolve the spaces where we live, work and play. CORPORATE INNOVATION CENTER Where it all begins 4 / USG 2014 Annual Report

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We put our customers at the center of every decision we make, and we are creating interactive experiences to help them grow their businesses. We’re constantly looking for ways to serve our customers better, smarter and faster. We are investing in technology to make it easier for customers to do business with us, from the moment we receive their order through the close of their invoice. We call this the Order-To- Cash (OTC) system, and we are using technology to improve the efficiency of this system as a critical element of our long-term growth plans. Updating the OTC system ensures that each customer gets the buying experience they want. OTC is already seeing returns with improved technology and an increased ability to manage customer information and transactional data while reducing manual work. Salesforce Automation creates winning 360° customer view USG has always been the industry’s leading innovator. But innovation isn’t just about the products and building systems we offer. It’s also about working together and thinking collaboratively about better ways to serve our customers. In 2014, we launched a new tool to revolutionize the way we serve and sell to customers: salesforce.com. Salesforce.com allows us to provide customized solutions for each customer, better meeting their needs. Salesforce technology combines all the information our sales team needs to serve our current customers and win new ones. It unites information about upcoming construction projects with information about customer capabilities and expectations. Then our sales representatives can work proactively with our customers to help them win more contracts using USG products. In 2015 we will add our customer service center and case management teams to the Salesforce platform. When the project is complete, it will transform the way we interact with our customers and make us their preferred company to work with. INNOVATING CUSTOMER EXPERIENCE Thinking outside the box to serve our customers better, smarter and faster 6 / USG 2014 Annual Report

The Blitz Project – Innovative Customer Connections Innovation doesn’t only happen in the lab or on a computer. In every area of our business, we’re always thinking about new ways to make our customers’ lives easier, and new ways to demonstrate our products’ unique capabilities. The Blitz project aimed to do just that. Our retail sales teams hit the road, hosting a four-week, four-city promotional tour to showcase the UltraLight portfolio of products at our largest customer, The Home Depot. The team visited 25 stores in each city, conducting product demonstrations, training store associates and meeting customers. The Blitz was also the perfect opportunity to spread the word on L&W Supply’s Stock and Scatter program. The Stock and Scatter program is a partnership in which L&W Supply fulfills orders and delivers building materials purchased by professionals at The Home Depot. The program not only provides excellent service to customers and raises awareness of L&W Supply, but also strengthens the relationship between USG and The Home Depot. The Blitz saw success right away. We received new Stock and Scatter orders while the retail team was still in the store, and orders continue to come in across the country. Orders for popular items like USG SHEETROCK® Brand UltraLightweight All Purpose Joint and USG DUROCK® Brand Cement Board Next Gen also increased significantly. The Blitz demonstrated USG’s commitment to our customers and proved why USG is the industry’s innovative leader.

BBVA BANCOMER TOWER USG’s international reputation for top-quality products, innovative technology and world-class support helped secure the specification of USG wallboard and the USG shaft wall system for the BBVA Bancomer Tower, the tallest building in Mexico. The Bancomer Tower soars 235 meters above Mexico City, and upon completion, the 50-story building will provide approximately 87,600 square meters of prime office space and accommodate 4,500 employees. Its unique design rethinks conventional approaches to office space by creating vertical communities of open areas intended to encourage occupants to mingle while enjoying spectacular views of the city. To win the contract in May 2014, the USG team was asked to install a sample ceiling at the building just one week after getting the initial call. It took a team of employees across Mexico, the U.S. and Canada, and we designed, manufactured and delivered the product on time for our customer. Then in July 2014, the construction company adjusted their schedule, expediting the timeline for ceiling installation. USG employees from across North America collaborated and combined their expertise to create shop drawings and bills of materials, smoothing the path for manufacturing the products. When the process began, our employees working on the manufacturing line accommodated the tightened schedule. Employees at our plant in Oakville, Ontario voluntarily switched to a three-shift, 24-hour schedule. By October 2014, all of the panels and grid were shipped to the job site. “Our plant employees stepped up and changed their schedules, changed their lives, and did a lot to make this happen,” said Kyle Carolus, Production and Supply Chain Manager, USG Specialty Ceilings. “I am so proud of this team. Together we helped create a beautiful building and a true landmark in Mexico City.” Throughout our company and around the world, our employees are dedicated to achieving our vision and delivering excellent service to our customers. It is because of their hard work that USG products are in landmark locations across the globe. Doing what it takes— and then some Currently, the largest commercial construction project in the U.S. is the Hudson Yards Urban Renewal Project. It’s a joint venture between the New York City Department of City Planning and the Metropolitan Transportation Authority that aims to promote economic development along the Hudson River in Manhattan. Hudson Yards’ Tower C, the first tower being built in the project, needed materials like USG SHEETROCK® Brand wallboard to get off the ground. A unique location in mid-town Manhattan and other construction zones in the area made it impossible to deliver wallboard through the standard method – from the side of the trailer. But USG’s innovative thinking extends all the way through delivery, so our team in Washingtonville, Pa. developed a safe method of unloading wallboard from the rear of flatbed trucks. Teamwork and enthusiasm for thinking outside the box ensured the contractor was able to stock and install the job safely and on time. INNOVATING PRODUCT SOLUTIONS Scaling new heights in innovation and teamwork 8 / USG 2014 Annual Report

“We’re proud to be involved with the Hudson Yards Urban Renewal Project and help the team there build structures that matter,” said Nick Latkovic, Washingtonville Plant Manager. “We always want to make it as easy as possible for our customers to do their jobs safely, so we’re constantly thinking of new ways to deliver for them, customizing what we do for each project.” Collaboration brings new opportunities to help the multi-family housing industry The Kinzie Real Estate Group was working on The Oaks of Vernon Hills, a 304-unit luxury residential building in Vernon Hills, Ill. The group faced a hurdle early on in the project: Local building code required a two-hour fire rating and excellent sound attenuation, but achieving both these attributes would add a significant cost to the project. Our teams from Architectural Services and our Corporate Innovation Center worked with the Kinzie Group to adjust the design, and after extensive testing they found a solution. The answer was a proprietary system using USG LEVELROCK® Brand Floor Underlayment and two layers of 5/8” USG SHEETROCK® Brand Firecode® C Gypsum Panels. In addition to lowering the overall cost of the project, the new design uses a suite of USG products, improves safety and positions our company for success in the multi-family housing market.

Our technologies provide the board properties our customers need at up to 20 percent lower weight than what our competitors offer.

Delivering industry-leading products and technology to customers around the world One year has passed since USG and Boral Limited came together to form USG Boral Building Products. This business is a crucial part of Our Plan to Win. We’re diversifying our earnings and creating an industry-leading business in the largest, fastest-growing construction markets in the world: Asia, Australia and the Middle East. USG teams began introducing our advanced technology and intellectual property into the USG Boral plants to deliver for customers as soon as we closed the deal. USG Boral’s teams worked quickly, safely and efficiently, and in 2014, the USG Boral brand, logo and tagline came to life. Our new tagline, “Innovation Inspired By You,” was launched throughout Asia, Australia and the Middle East, along with SHEETROCK® Brand plasterboard products in four initial countries. The tagline is the heart of USG Boral’s international campaign to introduce SHEETROCK® Brand plasterboards as a premium product that is sag-resistant and easier to handle than standard plasterboard. USG technology provided the performance that USG Boral’s customers want at up to 20 percent lower weight than what competitors offer. Today, USG Boral is a market leader in Asia, Australia and the Middle East. The SHEETROCK® Brand name is quickly gaining recognition and will soon be available across the entire region. The USG Boral business gives us an important competitive advantage in rapidly growing economies that are increasingly adopting western construction practices. USG Boral is building a full architectural sales team and have already secured specifications for several large commercial projects including luxury hotels in Malaysia and Indonesia, as well as hospitals in Australia and Saudi Arabia. Each project involves USG Boral’s full suite of products: plasterboard, ceilings, joint compound, and FIBEROCK® Brand, which brings USG to life for our customers. The future of USG Boral is bright. We have talented colleagues who take the time to listen to customers and always put them first. Their unmatched expertise and focus on customers’ needs is helping us diversify our earnings and grow in new markets around the world. CELEBRATING USG BORAL Diversifying our earnings USG 2014 Annual Report / 11

From the very beginning, we have known that making safety our top priority was the right thing to do for our teams, our business and our customers. That’s still true today. Safety remains the first of our seven core values – safety, innovation, integrity, service, efficiency, diversity and quality – and as a charter member of the National Safety Council, “Safety First” is engrained in every aspect of our culture. In 2014, we continued to lead the industry in safety performance. Our Galena Park, Texas plant surpassed an industry record, logging 9,000,000 work hours since their last lost time injury in 1989. That’s more than twenty-five years of manufacturing gypsum liner paper, USG SHEETROCK® wallboard and joint compounds without a single lost time injury. Also in 2014, our mine and quarry operations completed the entire year without a single lost workday. Our teams everywhere in our company have proven that it’s possible to achieve outstanding safety results by keeping safety at the forefront of their daily routines. Our L&W Supply branches held fifteen Safety Summits across the U.S. where employees discussed critical procedures, best practices and lessons learned. L&W Supply also instituted a program to encourage employees to stretch before their shifts and before they unload a delivery for our customers to reduce strains and prevent injuries. This was the second consecutive year that L&W Supply set a safety record. In the spirit of everyday innovation, employees at our plants and branches continually reassess familiar safety challenges and meet new ones headon. As an organization, we support one another by sharing our best ideas and practices. We seek out opportunities to provide this assistance to our customers as well. Just as we expect each employee to share in the responsibility for workplace safety, we believe that USG must do the same for our business partners and for the global community as a whole. INNOVATING SAFETY Improving safety standards and practices across USG and the industry 12 / USG 2014 Annual Report

From design to implementation, USG conducts various American Society for Testing and Materials (ASTM) standard tests to ensure we’re delivering the safest and highest-quality products to our customers.

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INVESTING IN OUR PEOPLE Continuous learning SUPPORTING OUR PLAN TO WIN As part of Our Plan to Win, we are committed to investing in our people. We continue to search for new ways to engage our employees and promote leadership at every level. We encourage training and development activities in all of our departments and provide teams with new tools to enable learning on demand. We offer a variety of online and in-person training programs for employees throughout the year, and we’re very proud of the successful results. To date, employees have taken many online training courses resulting in unmatched expertise and confidence to serve our customers. We also offered a variety of classroom learning opportunities, including “Vision & Values,” a professional development conference that brings colleagues all across our company together to learn about business goals and connect with our executive leadership team. This year, more than 200 new USG teammates across North America attended “Vision & Values” and left feeling excited, inspired and committed to Our Plan to Win. For our manufacturing teams, we’ve increased management and technical training which contributed to our industry-leading safety rating and employee engagement results. Our sales and distribution units focused on product training, ensuring we are prepared to meet the existing needs of our customers and anticipate future ones. L&W Supply held robust management training sessions in 2014, each designed to improve our safety culture and exchange best practices. Over 200 L&W Supply branch managers and supervisors attended the sessions and left with better working relationships with colleagues and new information to share with their teams. “I’m proud to be part of a company that is so open and encouraging about training and development opportunities, and focuses on continuous learning,” said Gina Max, Director, Talent Management and Diversity. “I’ve been a part of the USG family for over 18 years, and I know I have grown professionally, as has my team, because of the immense support of our leadership and company values.” USG 2014 Annual Report / 15

CELEBRATING EMPLOYEE EXCELLENCE Our employees are at the core of our success. We have a dedicated and engaged workforce that is passionate about putting our customers first and working together to drive continuous improvement across our business. We truly have leaders at every level of the organization. We believe that recognizing and celebrating leadership at every level drives our business performance and helps make USG a great place to work. VIP Awards, Diversity Awards, President’s Club, Manufacturing Hall of Fame and L&W Supply Operations Excellence Awards are examples of the way we recognize outstanding individuals throughout our company. VIP Awards The VIP Program recognizes and rewards employees for exceptional contributions to our Values, Innovation and Profitability. In 2014 over 500 employees across the company were recognized for their efforts. The following employees received the highest recognition under the program – the CEO Award – for their extraordinary contributions to our success: • Don Brandt – Area Sales Manager • Tanya Earley – Director of Global Brand • Curt Malone – Senior Director, Engineering and Technical Services • Linda McGovern – Vice President, Marketing • Phil Petti – Chief Intellectual Property Counsel • Jeanette Press – Vice President and Corporate Controller • Dan Ryan – Senior Director, Tax and Real Estate • Sid Teachey – National Sales Manager, Commercial Roofing RECOGNIZING GREAT WORK We’re proud of our USG family 16 / USG 2014 Annual Report Diversity Awards The USG Diversity & Inclusion Strategy Council gives Diversity & Inclusion Awards to individuals or teams that demonstrate an outstanding commitment to promoting diversity of thought, culture, experience, background and knowledge in the workplace. The 2014 DISC Award recipients were: • Luminary of the Year – Dr. Srinivas Veeramasuneni, Vice President, Corporate Innovation Center • Leadership at Every Level – Brandon Ashby, Inventory Planning Analyst • Leadership at Every Level – Lindsey Sandle, Enterprise Project Management Analyst • Manufacturing Facility of the Year – Torrance, Calif. • L&W Supply Branch of the Year – Building Specialties, Nampa, ID • MVP, African American Network – Lanita Stevens, Manager, Product Stewardship and Sustainability • MVP, Latino Employee Network – Lina Berntsen, Manager, Sales and Marketing Services • MVP, USG New Talent – Emily Smith, Transportation Analyst • MVP, WomenRock! – Jennifer Snee, Board Manager • MVP, Asian Employee Network – Vikram Tripathi, Senior Manager, International Marketing

L&W Supply Operations Excellence Awards The L&W Supply Operations Excellence Awards are given to the L&W Supply branch managers who go above and beyond in their commitment to safety, customer service and efficiency. The outstanding managers selected for this honor represent the highest-performing of our distribution branches in quality and efficiency. The following employees were recognized in 2014: • Anthony Cinelli, Branch Manager • Paul Dean, Branch Manager • Jason Grubbs, Branch Manager • Joe Jansen, Branch Manager • Ryan Langenderfer, Branch Manager • Ryan Long, Branch Manager • Kris Phillips, Branch Manager • Mark Wieczynski, Branch Manager • Jason Withrow, Branch Manager • Jeff Wyckoff, Branch Manager President’s Club The President’s Club is a key component of USG’s recognition and rewards program for our sales teams. It’s an opportunity to honor those sales representatives who are making outstanding contributions to achieving Our Plan to Win. To earn a nomination, sales representatives must be successful in exceeding our customers’ expectations and going above and beyond to deliver on their needs. They must also help colleagues and maximize their skill set. The following employees were recognized in 2014: Building Systems • Cody Brown, Sales Representative • Jane Ceccolini, Architectural Services Representative • Todd Crosby, Sales Representative • Eric Eschbach, Sales Representative • John Johnston, Sales Representative • Todd Morawski, Sales Representative • Fay Salim, Architectural Sales Manager • Fred Scevoli, Sales Representative • Greg Scharrer, Architectural Services Representative • Dawn Spears, Architectural Services Representative • Gary Stevens, Sales Representative L&W Supply • Marco Alva, Sales Representative • Lance Campbell, Sales Representative • Kyle Donaldson, Sales Manager • Todd Durham, Sales Representative • Tim Frey, Sales Representative • Dean Johnson, Sales Representative • Paul Maag, Sales Representative • Jack Martin, Branch Manager • Tom Napier, Sales Representative • Chris Paterson, Sales Representative • Logan Phillips, Sales Representative CGC and Mexico • Karen Belliveau, Sales Representative • Grant Hilton, Sales Representative • Luis González Novoa, Sales Representative • Luis Campa Vázquez, Sales Manager Manufacturing Hall of Fame The Manufacturing Hall of Fame proudly inducted three members into the Class of 2014. Members of the Hall of Fame must have at least 25 years of service with USG, including at least 15 years as a plant manager. Members represent the highest caliber of manufacturing excellence and display outstanding leadership and dedication to USG’s values. • Lonnie Dyck, Plant Manager • John Jones, Plant Manager • Lawrence Carrino, Manager, Analytical Services, Manufacturing

113,000 pounds of food collected amount of meals the 113,000 pounds of food equals 300 pounds of fresh vegetables donated to a local shelter 94,000 At the heart of every community are the people who live and work there. We are committed to building strong communities by supporting the people and businesses who call these communities home. We live our core values of integrity and service through employee volunteerism, strategic philanthropic partnerships, charitable donations and local sponsorships in communities across North America. We work side-by-side with local residents and organizations to nurture neighborhoods, and our employees are committed to individual and group causes.

North American Food Drive: The Spirit of Giving In 2014, we combined the strength of our North American locations by holding USG’s first company-wide diversity activity, a holiday food drive. WomenRock!, USG’s employee resource group dedicated to the engagement and advancement of women in our company, and the Diversity & Inclusion Strategy Council sponsored a food drive to support local communities during the holiday season. More than 100 manufacturing plants, distribution branches and office locations in the U.S., Canada and Mexico collected nearly 113,000 pounds of food. That’s the equivalent of more than 94,000 meals. Each location also accepted donations from our customers, contractors and suppliers, and all food collected stayed in that same community. The food drive showed that although our employees are spread across thousands of miles, we are united by the same values and continue to find creative ways to give back to the communities in which we live, work and play. Cartersville Cares: Gardening for the Homeless Our team at our Cartersville, Ga. plant has always embraced giving back to their community. And they decided to reach out to their local community college with a new idea. We partnered with a Georgia Highlands College student organization, Green Highlands, to build a community garden along the perimeter of our Cartersville plant. “This is our community and we’re committed to helping in any way we can,” said Matt McClincy, Cartersville Plant Manager. “We had plenty of space to create raised-bed vegetable gardens at our plant, and having green space around is good for everyone in the area.” Employees volunteer their time to tend the garden, which is watered in part by a 1,500-gallon tank that collects rainwater from the plant roofs. These volunteer gardeners then deliver the harvested vegetables to The Good Neighbor Shelter, an organization that supports local families in need of a helping hand. Matt and his team grew approximately 250 pounds of healthy, fresh fruits and vegetables in their garden, all of which they donated. When they’re not gardening, these dedicated employees also participate in Adopt-a-Highway, Toys for Tots and a local community food drive. The plant’s recycling program even set a new record of 651 days without taking any waste to a landfill. Bringing people together to help others Mike Kovas, Manager of IT Operations, proved he is an outstanding leader both in and out of the office. This summer Mike embraced our company’s tagline, It’s Your World. Build it.™ by engaging USG employees in a very special Habitat for Humanity workday. Mike assembled a team of men and women from our Chicago office to help build a residential housing unit for people in need in Glen Ellyn, lll. The group poured the concrete foundation, installed, braced and plumbed the concrete forms, and installed the steel rebar that holds the foundation together. Most importantly, they did their part to provide much-needed housing for low-income families throughout the area. “When I see us come together to give families a safe place to live and to help them feel a sense of pride, I know we can make a difference not only at work, but where we live,” said Mike. BUILDING STRONG COMMUNITIES We are committed to giving back to neighborhoods everywhere we do business USG 2014 Annual Report / 19

IT’S YOUR WORLD. BUILD IT.™ USG is more than a provider of building materials and distribution, and our revitalized brand is more than a logo. Our brand is a call to action for every employee to think differently and to work smarter, faster and more efficiently to better serve our customers. So at the 2014 meeting of plant managers we presented a challenge. We asked our manufacturing teams to define what the USG brand means to them. The submissions poured in with each plant telling us how our tagline, It’s Your World. Build It.™ comes to life at their location. We saw tremendous creativity, excitement and friendly competition. The Norfolk plant built a supersized gypsum sand castle depicting USG’s operational priorities. The Jacksonville plant sent aerial footage from a drone with the biggest display ever of the new USG logo, painted in a parking lot outside the plant. The team in Westlake created Gridopoly, a play on the classic game of Monopoly® made with actual USG products and materials produced by their plant. Two employees even wrote original songs. There were five winners selected across North America. They celebrated with a luncheon that included an inspirational visit from one of our Olympic athletes. Across the board, our employees showed how passionate they are about what they do and how they are inspired by the USG brand every day. It’s more than a tagline – it’s who we are. USG Brand Ambassador Team Our employees bring our brand to life every day when they work together to deliver outstanding products, solutions and services to our customers. To help drive engagement in our brand, we named forty employees from across the company as our first-ever Brand Ambassador team. These ambassadors are leaders among their peers and represented a diverse mix of job responsibilities, geographies, tenure and operating units. Since the launch last year, the USG Brand Ambassador team has engaged their colleagues with awareness and education about the USG brand. From spearheading the launch of the employee mobile application to sharing their own brand experiences, the Ambassadors have helped cultivate a workforce that understands the value of creating, inspiring and achieving great work everywhere in our company. REVITALIZING OUR BRAND Who we are 20 / USG 2014 Annual Report

MAKING A LASTING IMPACT USG and CGC (Canadian Gypsum Company) help build the places where we live, work and play, and now our sponsorship of the United States and Canadian Olympic Committees helps us build athletic dreams as well. In 2014 USG donated building products to support the construction of the new state-of-the-art Ted Steven’s Sports Services Center, which is an elite strength and conditioning facility at the U.S. Olympic Training Center in Colorado Springs, Colo. With USG products at the heart of this world-class facility, our company plays an integral role in helping athletes pursue their dreams and achieve excellence. Our work goes beyond products. L&W Supply matched donations from USG family, customers and vendors to send the families of select U.S. Paralympic athletes to the Sochi 2014 Paralympic Winter Games. Through this generosity and teamwork the families of alpine skier Alana Nichols and sled hockey player Rico Roman, who is also a U.S. Army Veteran and Purple Heart recipient, were able to watch their loved ones compete on the world stage. We also engage employees with exciting contests and trivia games. In 2014, we developed the “Build It” mobile application, which teamed up colleagues and our Olympic and Paralympic athletes in friendly competition. Every day users were challenged with trivia questions about the Olympic and Paralympic Games, our athletes and the new USG and CGC brands. Users could also keep up with Olympic and Paralympic coverage and follow specific competitions. Our sponsorship of the U.S. Olympic and Paralympic Teams and the Canadian Olympic Team underscores our dedication to helping others succeed. SUPPORTING OUR TEAMS: SOCHI 2014 Olympic and Paralympic winter games

Since we opened for business in 1902, USG has been a company that cares about our employees and strives to serve them just as they serve our customers. USG is tops! We’re very proud to say that our plants in Alabaster, Detroit and Otsego, Michigan were recognized as Top Workplaces by the Detroit Free Press. This exciting recognition speaks volumes about the dedication and skill of our employees and their commitment to a safe, productive and engaged work environment. “I believe that creating a work environment where team members can use and develop their skills leads to amazing results,” said Matt Craig, Plant Manager in Detroit, Mich. “I love it when the team is excited about getting better every day.” “USG really is a great place to work and to grow professionally,” said Henry Krell, Plant Manager in Otsego, Mich. “There is a true sense of pride throughout the company about what we do and how we’re helping build the world around us.” USG has also recently been recognized for our innovative workplace flexibility programs by being awarded the Alfred P. Sloan for Excellence in Workplace Flexibility and Effectiveness by the Work and Families Institute. Helping our employees transition to a successful retirement Thousands of people have built their careers at USG, and each year we celebrate the retirement of our valued colleagues. To help our employees make this transition, we are committed to providing the resources and knowledge they need to reach their retirement goals. In 2014 we welcomed Fidelity Investments as the administrator of our employees’ 401(k) plans. In addition to reducing costs and improving service for both our company and our employees, Fidelity provides employees with a wealth of financial guidance and educational opportunities to help them prepare for retirement. And as the big day approaches, we’re there every step of the way. Roughly 40 percent of employees at our Fort Dodge, Iowa plant are eligible for retirement. Over the last two years the plant has worked with our Benefits Team to offer workshop sessions about USG’s pension and 401(k) plans. These workshops give employees and their families the opportunity to meet with the administrators of our retirement plans and receive one-on-one advice for their retirement questions. The workshops were replicated at other plants as part of sharing best practices. INNOVATING EMPLOYEE RELATIONS A great place to work 22 / USG 2014 Annual Report

DEFEND THE ROCK EMPLOYEE RESOURCE GROUP A solid foundation for former and current military employees At our company we know that we’re strongest when we rely on each other. We value diversity in thought, experience, background and culture. We have an Employee Resource Group (ERG) program that gives our employees everywhere in our company opportunities to get involved with activities they enjoy, contribute to something meaningful to them and develop relationships with colleagues. Groups hold events together to promote partnership and diversity across all areas of our business. Our newest ERG, Defend the Rock, promotes awareness of our military, including support for current and former service members and their families. Like all ERGs, Defend the Rock is open to all employees. It is for anyone who is interested in supporting members of the military. Defend the Rock hit the ground running in 2014 with several events to educate and engage our employees. A particularly special event was the Memorial Day ceremony. It included a full military color guard and address from Medal of Honor recipient Allen James Lynch who recounted his life-changing experience in Vietnam. To support their veteran colleagues, the group also hosts a comprehensive database of the federal and state benefits available to those with military service. Defend the Rock also works closely with our Talent Management team to attract and retain veterans who strengthen USG with their experience and leadership. With Defend the Rock, military veterans and military families within USG are finding the friendship and support we all value. EMPLOYEE RESOURCE GROUPS USG New Talent WomenRock! Defend the Rock Latino Employee Network Asian Employee Network African American Network

As part of our commitment to making USG a great place to work, we are actively reaching out to women for positions in the manufacturing and STEM (science, technology, engineering and mathematics) fields to join our company. To help these women, a Women in Manufacturing (WiM) group was founded with the mission to support and mentor current and new female employees in being successful at the plant level; to retain a diverse professional staff in manufacturing and to celebrate the successes of employees throughout our company. Each new female engineer receives a welcome packet and is assigned a mentor. Current members of WiM share their knowledge and experiences with quarterly newsletters and annual networking forums. Forty women participated in the 2014 WiM event held at our plant in Jacksonville, Fla. The two-day event included training in leadership communication, stress management, time management and successful networking. WiM members also had the opportunity to meet two women who have successfully built their careers in traditionally male-dominated fields: Jenny Scanlon, Senior Vice President of USG Corporation and President of USG International, and Gretchen Haggerty, former Chief Financial Officer of U.S. Steel and current member of the USG Board of Directors. Jenny and Gretchen shared their personal experiences as women growing their careers in the manufacturing industry and gave their thoughts on how we can all find balance between a career and a life outside of work. “I am very proud of what the Women in Manufacturing Steering Committee has accomplished and I’m proud that USG encourages our work,” said Jennifer Snee, Board Manager of the Aliquippa plant in Pittsburgh, Pa. “This group supports, trains and mentors future women leaders, and it promotes our core value of diversity.” “Talking to other women in USG helps encourage me to set goals and do better every day,” said WiM member Rebekah Youngk, Project Engineer in Norfolk, Va. “I really feel like I have an important role at USG and I can grow my career here well into the future.” WiM empowers women and men to develop their personal and professional skills, creating stronger leaders to support our future. WOMEN IN MANUFACTURING Developing future leaders 24 / USG 2014 Annual Report

“Talking to other women in similar jobs helps encourage me. I really feel like I have an important role at USG.” —WiM member Rebekah Youngk

DIRECTORS AND EXECUTIVE OFFICERS BOARD OF DIRECTORS Jose Armario (1, 2) Executive Vice President of Worldwide Supply Chain, Development and Franchising, McDonald’s Corporation Thomas A. Burke (1, 4) President and Chief Executive Officer, Modine Manufacturing Company Matthew Carter Jr. (2, 4) Former President, Sprint Enterprise Solutions, Sprint Corporation Gretchen R. Haggerty (1, 3) Retired Executive Vice President and Chief Financial Officer, United States Steel Corporation William H. Hernandez (1*, 3) Retired Senior Vice President, Finance and Chief Financial Officer, PPG Industries, Inc. Brian A. Kenney (3*, 4) Chairman, President and Chief Executive Officer, GATX Corporation Richard P. Lavin (2*, 3) President and Chief Executive Officer, Commercial Vehicle Group, Inc. Steven F. Leer + (2, 4*) Retired Chairman, Arch Coal, Inc. James S. Metcalf Chairman, President and Chief Executive Officer, USG Corporation Committees of the Board of Directors 1. Audit 2. Compensation and Organization 3. Finance 4. Governance *Denotes Chair +Denotes Lead Director EXECUTIVE OFFICERS James S. Metcalf Chairman, President and Chief Executive Officer Stanley L. Ferguson Executive Vice President, General Counsel and Secretary Christopher R. Griffin Executive Vice President and Chief Operating Officer Matthew F. Hilzinger Executive Vice President and Chief Financial Officer Brian J. Cook Senior Vice President, Human Resources and Communications Dominic A. Dannessa Senior Vice President and Chief Technology Officer Jennifer F. Scanlon Senior Vice President and President, International Kenneth R. Banas Vice President and Treasurer Mary A. Martin Vice President and Associate General Counsel Jeanette A. Press Vice President and Controller Chris A. Rosenthal Vice President, Compensation, Benefits and Corporate Services Srinivas Veeramasuneni Vice President, Corporate Innovation Center 26 / USG 2014 Annual Report

SHAREHOLDER INFORMATION Annual Meeting of Stockholders The 2015 annual meeting of USG Corporation stockholders will be held at 9:00 a.m. on Wednesday, May 13, at USG Corporation Headquarters: 550 West Adams Street, Chicago, IL. Available information Financial and other information about the Corporation can be found at its website: www.usg.com. The Corporation has made available on its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as possible after such material is electronically filed with or furnished to the Securities and Exchange Commission. If you wish to receive a paper copy of any exhibit to the Corporation reports filed with or furnished to the Securities and Exchange Commission, such exhibit may be obtained, upon payment of reasonable expenses, by writing to: Corporate Security, USG Corporation, P.O. Box 6721, Chicago, IL 60680-6721. Stock Transfer Agent and Registrar Computershare Trust Company 877.360.5385 For regular mail: P.O. Box 30170 College Station, TX 77842-3170 Street address for overnight delivery: 211 Quality Circle, Suite 210 College Station, TX 77845 Lockbox address for voluntary contributions: P.O. Box 43081 Providence, RI 02940-3081 Stock Listings USG Corporation common stock is listed on the New York and Chicago stock exchanges and is traded under the symbol USG. Inquiries Investment community: Investor Relations 312.436.5304 Media: Corporate Communications 312.436.6511 General Offices Mailing address: P.O. Box 6721 Chicago, IL 60680-6721 Street address: 550 West Adams Street Chicago, IL 60661-3676 Telephone: 312.436.4000

IT’S YOUR WORLD. BUILD IT.™

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USG Corporation 550 West Adams Street Chicago, IL 60661-3676